Exhibit 21.1

	Subsidiaries of Abercrombie & Fitch Co.:	State or Other Jurisdiction of Incorporation or Organization:
1.	Abercrombie & Fitch Holding Corporation (a)	Delaware
2.	Abercrombie & Fitch Distribution Company (b)	Ohio
3.	Abercrombie & Fitch Management Co. (b)	Delaware
4.	A & F Trademark, Inc. (c)	Delaware
5.	Abercrombie & Fitch Stores, Inc. (c)	Ohio
6.	Hollister Co. (c)	Delaware
7.	Abercrombie & Fitch International, Inc. (c)	Delaware
8.	Fan Company, LLC (c)	Ohio
9.	Canoe, LLC (c)	Ohio
10.	Crombie, LLC (c)	Ohio
11.	DFZ, LLC (c)	Ohio
12.	NSOP, LLC (c)	Ohio
13.	J.M.H. Trademark, Inc. (d)	Delaware
14.	Abercrombie & Fitch Europe SAGL (n)	Switzerland
15.	Abercrombie & Fitch Hong Kong Limited (e)	Hong Kong
16.	AFH Puerto Rico LLC (e)	Ohio (Qualified in PR)
17.	A&F Canada Holding Co. (e)	Delaware
18.	Abercrombie & Fitch Trading Co. (f)	Ohio
19.	AFH Canada Stores Co. (g)	Nova Scotia
20.	AFH Japan GK (h)	Japan
21.	Abercrombie & Fitch Italia SRL (h)	Italy
22.	Abercrombie & Fitch (UK) Limited (h)	United Kingdom
23.	AFH Stores UK Limited (h)	United Kingdom
24.	Abercrombie & Fitch (France) SAS (h)	France
25.	Abercrombie & Fitch (Denmark) ApS (h)	Denmark
26.	Abercrombie & Fitch (Spain) S.L. (h)	Spain
27.	Abfico Netherlands Distribution B.V. (h)	The Netherlands
28.	AFH Hong Kong Limited (h)	Hong Kong
29.	A&F Hollister Ireland Limited (h)	Ireland
30.	AFH Hong Kong Stores Limited (h)	Hong Kong
31.	AFH Singapore Pte. Ltd. (h)	Singapore
32.	A&F HCo Stores AT GmbH (h)	Austria
33.	AFH Belgium SPRL (h)*	Belgium
34.	AFH Korea Yuhan Hoesa (h)	South Korea
35.	AFH Poland Sp. z.o.o. (h)	Poland
36.	AFH Co. Stores Netherlands B.V. (h)	The Netherlands
37.	AFH Fulfillment NL B.V. (h)	The Netherlands
38.	AFH Taiwan Co., Ltd. (h)	Taiwan
39.	AFH Logistics DWC-LLC (h)	Dubai
40.	Abercrombie & Fitch Procurement Services, LLC (i)	Ohio
41.	Hollister Co. California, LLC (i)	California
42.	AFH Germany GmbH (j)	Germany
43.	AFH Sweden Aktiebolag (j)	Sweden

44.	AFH Trading (Shanghai) Co., LTD. (k)	Peoples Republic of China
45.	AFH International Trading Shanghai Co., Ltd. (k)	Peoples Republic of China
46.	Hollister Fashion L.L.C (l)	Dubai
47.	AFH BLP HK Limited (h)	Hong Kong
48.	AFH Netherlands I B.V. (q)	Netherlands
49.	Majid Al Futtaim Apparel Ready Wear/WLL (o)	Kuwait
50.	Abercrombie & Fitch Europe Holding GmbH in Liquidation (m)	Switzerland
51.	Abercrombie & Fitch Holding B.V. (q)	Netherlands
52.	Abercrombie & Fitch Worldwide Holding LLC (e)	Ohio

(a)	Wholly-owned subsidiary of Abercrombie & Fitch Co., the registrant
(b)	Wholly-owned subsidiary of Abercrombie & Fitch Holding Corporation
(c)	Wholly-owned subsidiary of Abercrombie & Fitch Management Co.
(d)	Wholly-owned subsidiary of A&F Trademark, Inc.
(e)	Wholly-owned subsidiary of Abercrombie & Fitch International, Inc.
(f)	Wholly-owned subsidiary of J.M.H. Trademark, Inc.
(g)	Wholly-owned subsidiary of A&F Canada Holding Co.
(h)	Wholly-owned subsidiary of Abercrombie & Fitch Europe SAGL
(i)	Wholly-owned subsidiary of Abercrombie & Fitch Trading Co.
(j)	Wholly-owned subsidiary of Abfico Netherlands Distribution B.V.
(k)	Wholly-owned subsidiary of AFH Hong Kong Limited
(l)	Subsidiary of Majid Al Futtaim Fashion LLC (51.33%) and AFH Logistics DWC-LLC (48.67%)
(m)	Wholly-owned subsidiary of AFH Netherlands I B.V.
(n)	Wholly-owned subsidiary of Abercrombie & Fitch Holding B.V.
(o)	A&F has no equity interest in this joint venture
(p)	Subsidiary of Abercrombie &Fitch Trading Co. (51.2%) and Abercrombie &Fitch Europe Holding GmbH in liquidation (48.8%)
(q)	Wholly owned subsidiary of Abercrombie & Fitch Worldwide Holding LLC

*	Abfico Netherlands Distribution B.V. owns 0.0018%, of AFH Belgium SPRL., and Abercrombie & Fitch Europe Sagl owns the remaining 99.9982%.